UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2011

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)           On October 25, 2011, management of Titan International, Inc. (“the Company”) (“Titan”) and Titan’s Audit Committee of the Board of Directors (the “Audit Committee”), concluded that the Company’s consolidated financial statements as of and for the year ended December 31, 2010 contained in its Annual Report on Form 10-K and the unaudited condensed consolidated financial statements for the first and second quarters of 2011 in its Forms 10-Q should no longer be relied upon as a result of an additional approximately $9.8 million of non-cash inventory valuation reserves on our Generation 1 super giant tires (“Gen 1”) to be recorded in the fourth quarter ended December 31, 2010.  The additional reserve reduces the net inventory value on Gen 1 tires to a non-material amount of approximately $0.7 million.

The Company’s management and its Audit Committee discussed the matters disclosed in this Item 4.02(a) with its independent registered accounting firm PriceWaterhouseCoopers, LLP.  The Company expects to file by November 9, 2011, or as soon as practicable thereafter the above referenced restated financial statements.

Forward-Looking Statements

The current report on this Form 8-K contains forward-looking statements regarding the Company based on current expectations.  Those forward-looking statements include all statements other than those made solely with respect to historical fact.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  Factors that could affect our forward-looking statements include, among others:  the review and audit of the December 31, 2010 financial statements, the review of March 31, 2011 and June 30, 2011 fiscal quarter financial statements and the Company’s future operations and financial results and after the financial statement restatement process.  The Company does not undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	October 26, 2011	By:	/s/ PAUL G. REITZ
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer)